Exhibit 99.1

Earnings Conference Call August 2, 2019 8:00 a.m. CST 1 (800) 446-1671 (North America) 1 (847) 413-3362 (Outside North America) Webcast: ir.distributionnow.com

NOW Inc. Reports Second Quarter 2019 Results

HOUSTON, TX, August 2, 2019 – NOW Inc. (NYSE: DNOW) announced results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Highlights

•	Revenue was $776 million for the second quarter of 2019, relatively flat year over year.

•	Net income was $14 million for the second quarter of 2019, unchanged from a year ago. Non-GAAP net income excluding other costs was $10 million for the second quarter of both 2019 and 2018.

•

Diluted earnings per share was $0.12 for the second quarter of 2019, unchanged from a year ago. Non-GAAP diluted earnings per share excluding other costs was $0.09 for the second quarter of 2019 compared to $0.10 a year ago.

•	Non-GAAP EBITDA excluding other costs for the second quarter of 2019 was $27 million compared to $29 million a year ago.

Refer to Supplemental Information in this release for GAAP to non-GAAP reconciliations.

Robert Workman, President and CEO of NOW Inc., commented, “We are pleased by the performance of our U.S. Process Solutions team as they exceeded pre-acquisition second quarter 2014 revenue levels, back when U.S. rig counts were nearly double the levels we’re seeing today. This was achieved by leveraging our full suite of products and infrastructure throughout the major shale plays and by bundling opportunities through our U.S. Energy Centers and U.S. Supply Chain Services channels.

We completed two small acquisitions late in the quarter. One expanded our territory with a manufacturing supplier and another addresses choke points for our production equipment and positioned our process packaging capabilities closer to the Eagle Ford, Permian and downstream markets. This quarter we generated $66 million in free cash flow, cut our balance outstanding on our credit facility in half sequentially and returned to a net cash position. Finally, even though the market is softer now than we originally anticipated when we first gave guidance for 2019, our revenue outlook remains unchanged as we believe we can deliver 2019 year-over-year revenue levels near our 2018 results to down slightly in the low single-digit percentage range.”

Prior to the earnings conference call a presentation titled “NOW Inc., Second Quarter 2019 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and Wilson Export brands. Through its network of approximately 260 locations and 4,600 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

David Cherechinsky

Senior Vice President and Chief Financial Officer

(281) 823-4722

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$80	$116
Receivables, net	496	482
Inventories, net	598	602
Prepaid and other current assets	21	19

Total current assets	1,195	1,219
Property, plant and equipment, net	115	106
Deferred income taxes	2	2
Goodwill	324	314
Intangibles, net	139	144
Other assets	74	10

Total assets	$1,849	$1,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$336	$329
Accrued liabilities	125	110
Other current liabilities	7	2

Total current liabilities	468	441
Long-term debt	62	132
Long-term operating lease liabilities	40	—
Deferred income taxes	5	6
Other long-term liabilities	10	2

Total liabilities	585	581
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 108,795,797 and 108,426,962 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	1	1
Additional paid-in capital	2,041	2,034
Accumulated deficit	(646)	(678)
Accumulated other comprehensive loss	(132)	(143)

Total stockholders’ equity	1,264	1,214

Total liabilities and stockholders’ equity	$1,849	$1,795

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
Revenue	$776	$777	$785	$1,561	$1,541
Operating expenses:
Cost of products	623	620	627	1,250	1,236
Warehousing, selling and administrative	136	139	135	271	280

Operating profit	17	18	23	40	25
Other expense	(2)	(3)	(4)	(6)	(7)

Income before income taxes	15	15	19	34	18
Income tax provision	1	1	1	2	2

Net income	$14	$14	$18	$32	$16

Earnings per share:
Basic earnings per common share	$0.12	$0.12	$0.17	$0.29	$0.15

Diluted earnings per common share	$0.12	$0.12	$0.16	$0.29	$0.15

Weighted-average common shares outstanding, basic	109	108	109	109	108

Weighted-average common shares outstanding, diluted	109	108	109	109	108

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
Revenue:
United States	$605	$600	$600	$1,205	$1,162
Canada	74	75	86	160	177
International	97	102	99	196	202

Total revenue	$776	$777	$785	$1,561	$1,541

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
GAAP net income (1)	$14	$14	$18	$32	$16
Interest, net	1	2	2	3	4
Income tax provision	1	1	1	2	2
Depreciation and amortization	10	11	10	20	22
Other costs (2)	1	1	—	1	1

EBITDA excluding other costs	$27	$29	$31	$58	$45

EBITDA % excluding other costs (3)	3.5%	3.7%	3.9%	3.7%	2.9%

NET INCOME TO NON-GAAP NET INCOME EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)
(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
GAAP net income (1)	$14	$14	$18	$32	$16
Other costs, net of tax (4) (5)	(4)	(4)	(5)	(9)	(5)

Net income excluding other costs (5)	$10	$10	$13	$23	$11

DILUTED EARNINGS PER SHARE TO NON-GAAP DILUTED EARNINGS PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
GAAP diluted earnings per share (1)	$0.12	$0.12	$0.16	$0.29	$0.15
Other costs, net of tax (4)	(0.03)	(0.02)	(0.04)	(0.08)	(0.05)

Diluted earnings per share excluding other costs (5)	$0.09	$0.10	$0.12	$0.21	$0.10

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income excluding other costs and (iii) diluted earnings per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)	Other costs primarily includes the transaction costs associated with acquisition activity in 2019.
(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)

Other costs, net of tax, for the three and six months ended June 30, 2019, included a benefit of $5 million and $10 million, after tax, respectively, from changes in the valuation allowance recorded against the Company’s deferred tax assets; as well as, $1 million and $1 million, respectively, after tax, primarily related to transaction costs associated with acquisition activity, which are included in operating profit.

(5)	Totals may not foot due to rounding.

4